UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2009

PULTE HOMES, INC.

(Exact name of registrant as specified in its charter)

Michigan	1-9804	38-2766606
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Bloomfield Hills Parkway, Suite 300, Bloomfield Hills, Michigan 48304

(Address of principal executive offices)(zip code)

(248) 647-2750

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

At the 2009 Annual Meeting of Shareholders of Pulte Homes, Inc. (the “Company”), held on May 14, 2009, Debra J. Kelly-Ennis, Bernard W. Reznicek and Richard G. Wolford received a greater number of votes “withheld” than votes “for” his or her election. In accordance with the Company’s Director Resignation Policy (the “Policy”), each tendered a resignation to the Chairman of the Board of Directors (the “Board”).

In accordance with the Policy, the Company’s Nominating and Governance Committee (the “Committee”) (with Ms. Kelly-Ennis recusing herself) considered each resignation at a meeting on May 29, 2009. Based significantly upon the Committee’s judgment, following inquiry by the Company of a number of significant shareholders who are not officers or directors of the Company, that the withheld votes were a reflection of concerns with two corporate governance issues relating to the classification of the Board and the Company’s Section 382 Rights Plan (the “382 Rights Plan”), the Committee recommended that the Board:

•	reject the resignations of Ms. Kelly-Ennis and Messrs. Reznicek and Wolford;

•

propose for approval at the 2010 Annual Meeting of Shareholders a charter amendment that, if approved by the Company’s shareholders, would begin the phase out of the classified Board beginning with the class of directors to be elected in 2011; and

•	adopt an amendment to the 382 Rights Plan requiring it to terminate if not approved by a majority of shares voting at the 2010 Annual Meeting of Shareholders.

The Committee further recommended that its first recommendation be acted upon immediately, but that Board action on its second and third recommendations be deferred until after the completion of the pending merger with Centex Corporation, so that the newly constituted Board would have the opportunity to act on those issues.

The recommendation by the Committee of a phased out declassification (rather than one-step declassification) was based upon the Committee’s belief that it would be important to both preserve the benefits of the classified Board during the post-merger period, when critical integration is to take place, and to ensure a smooth transition to annual elections for directors.

On June 2, 2009, the Board (with Ms. Kelly-Ennis and Messrs. Reznicek and Wolford recusing themselves) unanimously rejected the resignations of Ms. Kelly-Ennis and Messrs. Reznicek and Wolford. The Board determined to consider the recommendations pertaining to Board declassification and the 382 Rights Plan in time to permit action by the Company’s shareholders at the 2010 Annual Meeting of Shareholders.

The information in this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be incorporated by reference in any filing under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PULTE HOMES, INC.

Dated: June 2, 2009	By:	/s/ Steven M. Cook
	Name: Title:	Steven M. Cook Senior Vice President, General Counsel and Secretary